EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2024 SECOND QUARTER RESULTS
Q2 Revenue and Profitability Exceed the Midpoint of the Outlook Range;
Sees Steady Overall Demand in the Third Quarter

LIVERMORE, Calif. — July 31, 2024 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2024 ended June 29, 2024. Quarterly revenues were $197.5 million, an increase of 17.0% compared to $168.7 million in the first quarter of fiscal 2024, and an increase of 26.7% from $155.9 million in the second quarter of fiscal 2023.

•Probe Card segment strength, which was expected, drove second-quarter results, with sequential increases in Foundry & Logic, DRAM and Flash markets.
•DRAM probe card revenue reached an all-time record; revenue from High Bandwidth Memory (“HBM”) doubled for the third consecutive quarter.
•Revenue growth reflects exposure to expanding areas, like advanced packaging which is increasing test intensity and complexity, enabling FormFactor to grow despite the delayed refresh cycle in important high-unit-volume end-markets like PC and mobile.

“FormFactor set an all-time record for DRAM probe-card revenue in the second quarter, driven by sequential doubling of high-bandwidth-memory revenue and steady DDR5 new-design activity,” said Mike Slessor, CEO of FormFactor, Inc. “The demand for HBM probe cards is the direct result of large hyperscalers’ investments in generative-AI infrastructure, and our customers’ corresponding ramps of HBM semiconductor capacity and output.”

Second Quarter and Fiscal 2024 Highlights

On a GAAP basis, net income for the second quarter of fiscal 2024 was $19.4 million, or $0.25 per fully-diluted share, compared to net income for the first quarter of fiscal 2024 of $21.8 million, or $0.28 per fully-diluted share, and net income for the second quarter of fiscal 2023 of $0.8 million, or $0.01 per fully-diluted share. Gross margin for the second quarter of 2024 was 44.0%, compared with 37.2% in the first quarter of 2024, and 38.7% in the second quarter of 2023.

On a non-GAAP basis, net income for the second quarter of fiscal 2024 was $27.3 million, or $0.35 per fully-diluted share, compared to net income for the first quarter of fiscal 2024 of $14.3 million, or $0.18 per fully-diluted share, and net income for the second quarter of fiscal 2023 of $11.2 million, or $0.14 per fully-diluted share. On a non-GAAP basis, gross margin for the second quarter of 2024 was 45.3%, compared with 38.7% in the first quarter of 2024, and 40.6% in the second quarter of 2023.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the second quarter of fiscal 2024 was $21.9 million, compared to $33.0 million for the first quarter of fiscal 2024, and $22.5 million for the second quarter of fiscal 2023. Free cash flow for the second quarter of fiscal 2024 was $14.2 million, compared to free cash flow for the first quarter of fiscal 2024 of $19.7 million, and free cash flow for the second quarter of 2023 of $2.1 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the third quarter, we expect overall demand to continue at levels similar to those achieved in the second quarter, although we expect a less-favorable DRAM product mix, with heavier weighting towards DDR5 probe cards.”

For the third quarter ending September 28, 2024, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$200 million +/- $5 million	—	$200 million +/- $5 million
Gross Margin	42% +/- 1.5%	$3 million	43% +/- 1.5%
Net income per diluted share	$0.20 +/- $0.04	$0.11	$0.31 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation and amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended June 29, 2024, and for outlook provided before, as well as for the comparable periods of fiscal 2023, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, customer demand, conditions in the semiconductor industry, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Revenues	$197,474	$168,725	$155,916	$366,199	$323,364
Cost of revenues	110,574	105,987	95,633	216,561	202,003
Gross profit	86,900	62,738	60,283	149,638	121,361
Operating expenses:
Research and development	31,564	28,627	28,340	60,191	56,585
Selling, general and administrative	37,874	33,079	33,255	70,953	65,997
Total operating expenses	69,438	61,706	61,595	131,144	122,582
Gain on sale of business	310	20,271	—	20,581	—
Operating income (loss)	17,772	21,303	(1,312)	39,075	(1,221)
Interest income, net	3,415	3,156	1,482	6,571	2,758
Other income, net	360	520	450	880	473
Income before income taxes	21,547	24,979	620	46,526	2,010
Provision (benefit) for income taxes	2,155	3,198	(208)	5,353	(160)
Net income	$19,392	$21,781	$828	$41,173	$2,170
Net income per share:
Basic	$0.25	$0.28	$0.01	$0.53	$0.03
Diluted	$0.25	$0.28	$0.01	$0.52	$0.03
Weighted-average number of shares used in per share calculations:
Basic	77,235	77,452	77,159	77,343	77,112
Diluted	78,717	78,490	77,616	78,746	77,450

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP Gross Profit	$86,900	$62,738	$60,283	$149,638	$121,361
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	584	630	1,106	1,214	2,462
Stock-based compensation	1,932	1,928	1,515	3,860	3,425
Restructuring charges	—	—	332	—	357
Non-GAAP Gross Profit	$89,416	$65,296	$63,236	$154,712	$127,605

GAAP Gross Margin	44.0%	37.2%	38.7%	40.9%	37.5%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	0.3%	0.4%	0.7%	0.3%	0.8%
Stock-based compensation	1.0%	1.1%	1.0%	1.1%	1.1%
Restructuring charges	—%	—%	0.2%	—%	0.1%
Non-GAAP Gross Margin	45.3%	38.7%	40.6%	42.3%	39.5%

GAAP operating expenses	$69,438	$61,706	$61,595	$131,144	$122,582
Adjustments:
Amortization of intangibles and other	(240)	(240)	(1,550)	(480)	(3,097)
Stock-based compensation	(8,277)	(8,477)	(7,689)	(16,754)	(15,069)
Restructuring charges	—	—	(286)	—	(1,183)
Costs related to sale of business	(43)	(646)	—	(689)	—
Non-GAAP operating expenses	$60,878	$52,343	$52,070	$113,221	$103,233

GAAP operating income (loss)	$17,772	$21,303	$(1,312)	$39,075	$(1,221)
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	824	870	2,656	1,694	5,559
Stock-based compensation	10,209	10,405	9,204	20,614	18,494
Restructuring charges	—	—	618	—	1,540
Gain on sale of business and related costs	(267)	(19,625)	—	(19,892)	—
Non-GAAP operating income	$28,538	$12,953	$11,166	$41,491	$24,372

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP net income	$19,392	$21,781	$828	$41,173	$2,170
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	824	870	2,656	1,694	5,559
Stock-based compensation	10,209	10,405	9,204	20,614	18,494
Restructuring charges	—	—	618	—	1,540
Gain on sale of business and related costs	(267)	(19,625)	—	(19,892)	—
Income tax effect of non-GAAP adjustments	(2,835)	913	(2,068)	(1,922)	(4,033)
Non-GAAP net income	$27,323	$14,344	$11,238	$41,667	$23,730

GAAP net income per share:
Basic	$0.25	$0.28	$0.01	$0.53	$0.03
Diluted	$0.25	$0.28	$0.01	$0.52	$0.03

Non-GAAP net income per share:
Basic	$0.35	$0.19	$0.15	$0.54	$0.31
Diluted	$0.35	$0.18	$0.14	$0.53	$0.31

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Net income	$41,173	$2,170
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,563	15,121
Amortization	1,280	4,766
Stock-based compensation expense	20,614	18,494
Provision for excess and obsolete inventories	6,277	8,628
Gain on sale of business	(20,581)	—
Other activity impacting operating cash flows	(8,436)	(14,398)
Net cash provided by operating activities	54,890	34,781
Cash flows from investing activities:
Acquisition of property, plant and equipment	(21,834)	(40,177)
Proceeds from sale of business	21,585	—
Purchases of marketable securities, net	(9,711)	(8,287)
Net cash used in investing activities	(9,960)	(48,464)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(20,271)	—
Proceeds from issuances of common stock	4,948	5,024
Principal repayments on term loans	(534)	(519)
Tax withholdings related to net share settlements of equity awards	(3,569)	(456)
Net cash provided by (used in) financing activities	(19,426)	4,049
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,826)	(1,958)
Net increase (decrease) in cash, cash equivalents and restricted cash	22,678	(11,592)
Cash, cash equivalents and restricted cash, beginning of period	181,273	112,982
Cash, cash equivalents and restricted cash, end of period	$203,951	$101,390

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net cash provided by operating activities	$21,878	$33,012	$22,472	$54,890	$34,781
Adjustments:
Sale of business related payments in working capital	630	47	—	677	—
Cash paid for interest	101	100	106	201	212
Capital expenditures	(8,398)	(13,436)	(20,476)	(21,834)	(40,177)
Free cash flow	$14,211	$19,723	$2,102	$33,934	$(5,184)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 29, 2024	March 30, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$195,914	$186,296	$177,812
Marketable securities	161,710	162,863	150,507
Accounts receivable, net of allowance for credit losses	113,277	96,407	102,957
Inventories, net	114,814	108,774	111,685
Restricted cash	5,939	5,865	1,152
Prepaid expenses and other current assets	28,964	28,291	29,667
Total current assets	620,618	588,496	573,780
Restricted cash	2,098	2,220	2,309
Operating lease, right-of-use-assets	26,650	28,543	30,519
Property, plant and equipment, net of accumulated depreciation	204,102	205,772	204,399
Goodwill	199,548	199,653	201,090
Intangibles, net	11,657	12,297	12,938
Deferred tax assets	88,841	80,007	78,964
Other assets	2,751	2,810	2,795
Total assets	$1,156,265	$1,119,798	$1,106,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,235	$65,995	$63,857
Accrued liabilities	49,523	37,716	41,037
Current portion of term loan, net of unamortized issuance costs	1,090	1,083	1,075
Deferred revenue	17,953	17,519	16,704
Operating lease liabilities	8,240	8,245	8,422
Total current liabilities	139,041	130,558	131,095
Term loan, less current portion, net of unamortized issuance costs	12,765	13,041	13,314
Long-term operating lease liabilities	21,441	23,432	25,334
Deferred grant	18,000	18,000	18,000
Other liabilities	17,102	11,017	10,247
Total liabilities	208,349	196,048	197,990

Stockholders’ equity:
Common stock	77	77	77
Additional paid-in capital	863,283	857,326	861,448
Accumulated other comprehensive loss	(7,948)	(6,765)	(4,052)
Accumulated income	92,504	73,112	51,331
Total stockholders’ equity	947,916	923,750	908,804
Total liabilities and stockholders’ equity	$1,156,265	$1,119,798	$1,106,794

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income (loss) to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income (loss) in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F